CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Smoofi, Inc:

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated January 7, 2014, relating to our audit of the balance sheet of Smoofi, Inc. as of December 31, 2013, and the related statement of operations, stockholders' equity, and cash flows as of December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ TAAD, LLP

Walnut, California

January 7, 2014